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                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 16, 2000 on the audited consolidated financial statements of Westport Oil and Gas Company, Inc. and our report dated June 15, 2000 on the audited statements of revenues and direct operating expenses for the EPGC Properties and to all references to our Firm included in this registration statement.

                                        /s/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP

Denver, Colorado,

 October 18, 2000